WINTER SPORTS, INC.
                                 P.O. BOX 1400
                            WHITEFISH MONTANA 59937


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 13, 1998



     The annual meeting of the shareholders of Winter Sports, Inc. will be held at The Big Mountain in the Alpine Lodge Building, approximately 8 miles North of Whitefish, Montana, on Tuesday, October 13, 1998 at 5:45 p.m. for the following purposes:

     1. To elect a board of nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To consider and vote upon a proposal to amend the Articles of Incorporation to limit the liability of directors and officers and to require the Company to indemnify directors, officers and employees to the fullest extent permitted by applicable law.

     3.  To ratify the selection of independent public accountants.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.
     The board of directors has fixed the close of business on September 1, 1998 as the record date for determining those shareholders who shall be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     We urge you to mark, sign, date and return the proxy enclosed with this notice at your earliest convenience. If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.


                              By order of the Board of Directors

Dated at Whitefish, Montana
September 15, 1998

                              Sandra K. Unger
                              Corporate Secretary




                              WINTER SPORTS, INC.
                                 P. O. BOX 1400
                               WHITEFISH MT 59937

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 13, 1998
     The proxy accompanying this Proxy Statement is solicited by the board of directors of Winter Sports, Inc. (the `Company'') for use at the annual meeting of shareholders to be held on Tuesday, October 13, 1998 at 5:45 p.m. local time, in the Alpine Lodge Building, Big Mountain Ski Resort, and any adjournment thereof. All properly executed and returned proxies will be voted in accordance with the instructions specified thereon. Unless otherwise directed, it will be voted (i) for election of all of the nominees for election to the Company's board of directors, with the votes evenly distributed among the nominees listed in this Proxy Statement, (ii) for approval of the amendment to the Articles of Incorporation to limit the liability of directors and officers and to indemnify directors, officers and employees to the fullest extent permitted by law, and
(iii) for ratification of the selection of Jordahl & Sliter as the Company's independent accountants. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting or prevent voting in person. A proxy is revocable at any time before it is exercised by notifying the secretary of the Company in writing at the address shown above.

     Only shareholders of record at the close of business on September 1, 1998 are entitled to notice of and to vote at the annual meeting of shareholders. Shareholders who withhold or abstain from voting and broker non-votes are counted for purposes determining the presence or absence of a quorum.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent to shareholders was September 15, 1998.

                             ELECTION OF DIRECTORS

     A board of directors consisting of nine directors will be elected at the annual meeting, and will hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION

     The names and ages of nominees, the years they became directors, their principal occupations for the past five years and certain other information are as follows:

     CHARLES R. ABELL, age 59, has been a director since 1992. He has been president/CEO of the Whitefish Credit Union, Whitefish, Montana since 1967 and is a Whitefish native. He is a business graduate of the University of Montana with emphasis on marketing and finance. Mr. Abell is a past member of the Whitefish City County Planning Board, Flathead Basin Commission and Lakeshore Preservation Committee. He is past chairman of the Whitefish School Board, North Valley Hospital Board and Rotary Club president. He presently serves as a member of the Whitefish Chamber of Commerce and also serves as a director of Big Mountain Development Corporation.

     BRIAN T.(TIM) GRATTAN, age 60, has been a director since 1981. He has owned and managed a real estate development company in Whitefish, Montana since 1971, and is the developer and a general partner of Grouse Mountain Lodge in Whitefish. He is past chairman of the board of the Montana Chamber of Commerce, a director of Big Mountain Development Corporation, a director of Big Mountain Resort Association and general manager of Big Mountain Sewer District.

     DENNIS L. GREEN, age 51, has been a director since 1986 and is Chair of the Board of Directors. He has been the president of Dasen Company and Flathead County Title Company since 1986, and president and general manager of Budget Finance since 1975. He is chapter chairman of the Northwest Chapter of the American Red Cross, president of Montana Consumer Finance Association and is a director and vice president of Big Mountain Development Corporation, and a director of Big Mountain Resort Association. Mr. Green is the past owner and president of Imperial Dry Cleaners, Inc. of Kalispell, Montana, past president of Evergreen Bancorporation and a former director of First National Bank of Whitefish and First National Bank of Eureka.

     CHARLES P. GRENIER, age 49, has been a director since 1997. He has been an executive vice president of Plum Creek Timber Company, L.P., of Columbia Falls, Montana, since 1994, and served as its Vice President - Rocky Mountain Region from 1989 until 1994. Mr. Grenier is a director of Plum Creek Timber Company, L.P. and also serves on the board of the University of Montana Foundation, APA - The Engineered Wood Association, and the Montana Nature Conservancy.

     JERRY J. JAMES, age 51, has been a director since 1997. He has been the president of First Interstate Bancsystem of Montana, Inc. from 1992 to the present. He previously served as executive vice president of First Interstate Bank of Wyoming from 1985 until 1992. Mr. James serves as a board member for the Montana Bankers Association, Big Brothers/Sisters, the Whitefish Rotary Club and the Bulldog Booster Club.

     MICHAEL T. JENSON, age 50, has been a director since 1995. He has been the owner of the Whitefish Gallery and Jenson Studio in Whitefish, Montana, for 23 years and currently serves as Mayor for the City of Whitefish. Mr. Jenson previously served as a member of the board of directors of Flathead Valley Community College, and is a past member of the Whitefish City/County Planning and Zoning Board.

     DARREL R.(BILL) MARTIN, age 74, has been a director since 1957. He is the president of Manions, a lease and rental company in Kalispell, Montana. He served as executive director of Flathead Convention and Visitors Association in the Flathead Valley from September, 1987 until August, 1993 and previously served as president and chairman of Winter Sports, Inc. He serves as a director of Glacier Bancorp, Inc., a bank holding company, and Glacier Bank, its operating bank subsidiary. Mr. Martin also serves as a director of Big Mountain Development Corporation.

     MICHAEL J. MULDOWN, age 53, has been a director since 1993. He has owned and managed the Allstate Insurance Agency in Whitefish, Montana since May, 1990. Mr. Muldown is a director and officer of the Outpost Bar, Inc. and is a Whitefish native, former ski patrolman and avid skier.

     CALVIN S. ROBINSON, age 78, has been a director since 1983. He is of counsel with the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P. (formerly Murphy, Robinson, Heckathorn and Phillips, P.C.). He was a partner of that firm from 1951 until 1990. Mr. Robinson is a Fellow of the American College of Trust and Estate Counsel and a member of the board of directors of Semitool, Inc. Mr. Robinson is a former member of the board of Montana Environmental Quality Council, the board of the Montana Chamber of Commerce, the Montana Board of Housing, the State Board of Education, Board of Regents and the Montana Revenue Estimating Council.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

CUMULATIVE VOTING; USE OF PROXIES

     In voting for directors, a shareholder is entitled to nine votes for each share of common stock held. A shareholder may cast votes evenly for all directors, may accumulate such votes and cast them all for one nominee or distribute votes among two or more nominees. Each director is elected by a plurality of the votes cast with respect to the election of such director. Any shares not voted (whether by abstention, broker non-vote or vote withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.

     The proxy which accompanies this Proxy Statement provides for the following three methods of voting:

     1. If you check the box `FOR ALL NOMINEES'' your votes will be evenly distributed among the nominees listed below.
     2. If you check the box `WITHHOLD VOTES FROM ALL NOMINEES'' your shares will not be voted in the election of directors; however, your shares will be counted toward a quorum and will be voted on any other business that may properly come before the meeting in the discretion of the proxy holders.
     3. If you check the box `WITHHOLD VOTES FROM ONE OR MORE INDIVIDUAL NOMINEES''and strike out the name of one or more of the nine nominees, your votes will be evenly cast for remaining nominees. For example, if you own 100 shares and you check this box, striking out the names of two nominees, your 900 votes would be evenly distributed among the other seven nominees.

     If you wish to cast or accumulate your votes in a manner other than one of the three methods described above, you must attend the meeting in person or designate some other person to act as your proxy BY USE OF A WRITTEN PROXY OTHER THAN THE PROXY WHICH IS ENCLOSED WITH THIS PROXY STATEMENT.

     The Company's By-Laws provide that nominations for election to the board of directors may be made by the board of directors, by a nominating committee appointed by the board of directors, or by any shareholder entitled to vote for the election of directors. Nominations other than those made by the board of directors or its nominating committee are to be in writing and must be delivered or mailed to the president of the Company not less than fifteen (15) days, nor more than fifty (50) days, prior to the annual meeting of shareholders. If any of the nominees become unavailable for election for any presently unforeseen reason, the discretionary authority provided in the proxy will be exercised to vote for any alternate nominee who may be designated by the board of directors.


BOARD MEETINGS

     During the fiscal year ended May 31, 1998, the board of directors held 10 meetings. During their term in office all directors attended 75% or more of the total number of the meetings of the board of directors and all committees of the board of directors on which a director served, with the exception of Calvin S. Robinson, Darrel R. (Bill) Martin, Brian T. (Tim) Grattan, Dennis L. Green and Jerry J. James.


BOARD COMMITTEES

     The Audit Committee members are Charles R. Abell, Dennis L. Green, Brian T.
(Tim) Grattan, Jerry J. James and Michael T. Jenson.  Michael J. Collins, Thomas
E. Cullen and Joann M. Gould also attended audit committee meetings. The Audit Committee held seven meetings during the fiscal year ended May 31, 1998. Functions of the Audit Committee include annually recommending an independent auditor, and receiving and reviewing the reports submitted by them. The Audit Committee also determines the duties and responsibilities of the internal accounting staff, and receives and reviews reports submitted by the internal staff.

     The Compensation Committee members are Dennis L. Green, Michael J. Muldown, Calvin S. Robinson, Charles P. Grenier and Darrel R. (Bill) Martin. Functions of the Compensation Committee include negotiations and approval of executive employment agreements and periodic executive performance evaluations. During fiscal year 1998, no meetings were held by the Compensation Committee.

     Members of the Executive Committee are Dennis Green, Darrel R. (Bill) Martin, Michael T. Jenson and Brian T. (Tim) Grattan on October 15, 1997. The Executive Committee held three meetings during the fiscal year ended May 31, 1998.

     The board of directors does not maintain a nominating committee. Shareholders may submit nominations for the board of directors by making such nominations in writing to be delivered or mailed to the president of the Company, not less than fifteen (15) days nor more than fifty (50) days prior to the annual meeting of shareholders.

DIRECTORS COMPENSATION

     Directors who are not employees of the Company received an annual fee of $6,500 during fiscal year 1998. Directors are paid on a pro rata basis for the months they serve as a director of the Company during each fiscal year.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The only voting securities of the Company are shares of common stock, of which there were 1,008,368 shares outstanding as of September 1, 1998. Each share is entitled to one vote, except that cumulative voting is permitted in the election of directors.

     To the Company's knowledge, the following were the only beneficial owners of 5% or more of the outstanding common stock of the Company as of September 1, 1998. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                           SHARES OF                  PERCENTAGE OF
NAME AND ADDRESS           COMMON STOCK             SHARES OUTSTANDING
----------------           ------------             ------------------


Dennis L. Green
P. O. Box 22
Kalispell MT 59903          226,110 (1)                   22.4%

Richard A. Dasen and
  Susan D. Dasen
400 West Valley Drive
Kalispell MT 59901          223,895 (2)                   22.2%

Budget Finance
P. O. Box 22
Kalispell MT 59903          223,602 (1)(2)                22.2%

Jerome T. Broussard
P. O. Box 428
Whitefish MT 59937           86,964                        8.6%

Michael J. Collins
P. O. Box 4026
Whitefish MT 59937           61,810 (3)                    6.0%

Darrel R. Martin and
  Patricia E. Martin
1429 Highway 2 West
Kalispell MT 59901           50,053                        5.0%
(1) Mr. Green owns 1,421 shares and shares investment and voting power with respect 738 shares held by a Trust of which Mr. Green is a Co-Trustee. Mr. Green also shares investment and voting power with respect to 223,602 shares owned by Budget Finance, a wholly owned subsidiary of Dasen Company. Mr. Green is a stockholder, a director and president of Dasen Company and is president of Budget Finance. Also includes 349 shares held by a son.

(2) Mr. and Mrs. Dasen own 293 shares directly and share investment and voting power with respect to 223,602 shares owned by Budget Finance, a wholly owned subsidiary of Dasen Company. Mr. and Mrs. Dasen are the controlling shareholders of Dasen Company.
(3) Includes 18,000 shares subject to options granted to Mr. Collins pursuant to an employment agreement. See `Compensation of Executive Officers - Employment Agreements.''

                            OWNERSHIP OF MANAGEMENT

     The following table sets forth as of September 1, 1998 as to the number of shares of common stock owned by (i) each director and nominee, (ii) the executive officers named in the Summary Compensation Table and (iii) all directors and executive officers named in the Summary Compensation Table as a group. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                      AMOUNT & NATURE
                                      OF BENEFICIAL
                                      OWNERSHIP AS OF        % OF SHARES
NAME OF BENEFICIAL OWNER              SEPTEMBER 1, 1998      OUTSTANDING
------------------------              -----------------      -----------


Charles R. Abell                          13,804               1.4%

Brian T. (Tim) Grattan                    13,793               1.4%

Dennis L. Green                          226,110 (1)          22.4%

Charles P. Grenier                         1,000                *

Jerry J. James                               100                *

Michael T. Jenson                         19,822 (2)           2.0%

Darrel R. (Bill) Martin                   50,053               5.0%

Michael J. Muldown                         2,800                *

Calvin S. Robinson                           691                *

Michael J. Collins                        61,810 (3)           6.0%

All directors and executive
officers as a group (10 persons)         390,002              38.0%
* Less than 1%

(1) Mr. Green directly owns 1,421 shares and shares investment and voting power with respect to 223,602 shares which are owned by Budget Finance, a wholly-owned subsidiary of Dasen Company. Mr. Green is a stockholder, a director and president of Dasen Company and is president of Budget Finance. Mr. Green also shares investment and voting power with respect to 738 shares held by a Trust of which Mr. Green is Co-Trustee. Also includes 349 shares owned by a son.

(2) Mr. Jenson shares voting power with respect to 19,754 shares held in a Trust.

(3) Includes 18,000 shares subject to options granted to Mr. Collins pursuant to an employment agreement. See `Compensation of Executive Officers-Employment Agreement.''

                            OFFICERS OF THE COMPANY

     MICHAEL J. COLLINS, age 46, was appointed president and chief executive officer of the Company in August, 1988. Mr. Collins was formerly employed in the planning and construction of the Nakiska Ski Area, Calgary, Alberta, as well as serving as venue manager of operations during the 1988 Winter Olympics. Prior to Calgary, Mr. Collins worked for the Aspen Ski Corporation as an area planner and construction manager. Mr. Collins currently serves on the board of the Flathead Convention and Visitors Association. Mr. Collins also serves as president of Big Mountain Water Company, president of Big Mountain Sewer District, president of Kintla Lodge Owners Association, secretary of Big Mountain Resort Association and is president and chairman of the board of Big Mountain Development Corporation. From 1992 until 1994 Mr. Collins was on the Advisory Council for the Federal Reserve Bank, Ninth District, in Minneapolis, Minnesota.

     MICHELE REESE, age 48, was hired as executive vice president of guest services, marketing and communications in December, 1997. Ms. Reese served as senior vice president of marketing and sales for the Disneyland Resort in Anaheim, California from 1994 until 1997 and served as executive vice president of marketing and sales at Universal Studios Hollywood from 1993 until 1994. Ms. Reese is the owner and president of Beargrass Marketing of Whitefish, Montana, and worked as a consultant for the Company in 1994. She is vice chairman of the TIA Foundation, a member of the USA Marketing Counsel and was named as a commissioner of the California Tourism Marketing Council in 1997.

     THOMAS E. CULLEN, age 39, was elected treasurer of the Company in October, 1996 and serves as manager of finance and development for Winter Sports, Inc. and real estate accountant for Big Mountain Development Corporation. From 1989 until 1993, Mr. Cullen served as the controller for Applied Information Services, Inc. of Whitefish, Montana, an electronic publishing company. Mr. Cullen also serves as treasurer of Big Mountain Development Corporation, treasurer of Big Mountain Resort Reservations, secretary-treasurer of Big Mountain Water Company and is a member of the board of Kintla Owners Association.

     JOANN M. GOULD, age 40, was appointed controller of the company in October, 1996, and is manager of General Accounting. She served as staff accountant from 1989 until 1994. From 1987 until 1989 Ms. Gould was employed as a senior internal auditor for Western Farm Credit Banks of Sacramento, California. Ms. Gould has been a director and treasurer of Summit House Restaurant & Bar, Inc. since 1993 and is a member of the board of Kintla Lodge Owners Association. She is a 1983 graduate of the University of Montana and is a member of the American Institute of CPA's, the Montana Society of CPA's, Institute of Internal Auditors, as well as a member and past secretary of the Sacramento chapter of the Institute of Management Accountants. Ms. Gould is serving on the board of directors of Leadership Flathead for 1998-1999.

     SANDRA K. UNGER, age 57, was appointed corporate secretary in October, 1996, and is manager of corporate administration. She served as assistant corporate secretary from 1985 until 1996 and has been an employee of The Big Mountain since 1962. Mrs. Unger is a director and secretary of Summit House Restaurant & Bar, Inc., a member of the board of directors of the Whitefish Credit Union, and previously served as secretary of Big Mountain Sewer District.

     All officers are elected at the annual meeting of the board of directors immediately following the annual meeting of shareholders and serve at the pleasure of the board of directors. However, the Company has entered into employment agreements with Mr. Collins and Ms. Reese, which are described under `Compensation of Executive Officers - Employee Agreements'' below.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years the Company's chief executive officer. No other officers serving at the end of fiscal year 1998 received compensation exceeding $100,000.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                         LONG-TERM
                                                    COMPENSATION AWARDS
                                                    -------------------

    NAME AND           FISCAL     COMPENSATION            OPTIONS
PRINCIPAL POSITION     YEAR       SALARY ($)(1)         (IN SHARES)
------------------     ----       -------------         -----------


Michael J. Collins     1998           $105,007               -0-
 President and Chief   1997           $103,606               -0-
 Executive Officer     1996           $102,248              6,000 (2)

(1)   Includes amounts paid pursuant to the Company's 401-K Retirement Plan.
(2) Options to purchase shares of common stock pursuant to a prior Employment Agreement.


EMPLOYMENT AGREEMENTS

     MICHAEL J. COLLINS -- The Company entered into an employment agreement effective August 1, 1996 with Michael J. Collins for a term of employment ending on July 31, 2000, pursuant to which he serves as the Company's president and general manager. In addition to providing for an annual salary, the employment agreement provides for a performance based cash bonus. The performance criteria for awarding a bonus is determined by a formula based upon the Company's income before taxes in each fiscal year. No cash bonus was awarded for fiscal year ended May 31, 1998. The Company may terminate his agreement and is required to pay six months salary in the event of termination.

     MICHELE REESE -- The Company entered into an employment agreement effective December 22, 1997 with Michele Reese for a term of employment ending on December 21, 2000, pursuant to which she serves as the Company's vice president of marketing, guest services and communications. In addition to providing for an annual salary, the employment agreement provides for a performance based cash bonus based upon certain criteria in financial, planning and staff management in each employment year. No cash bonus was awarded for fiscal year ended May 31, 1998. The Company may terminate her agreement and is required to pay six months salary in the event of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a building space lease and management agreement with Summit House Restaurant & Bar, Inc. for operation of the lounge area in the Summit House building located at The Big Mountain. Sandra K. Unger and Joann M. Gould, officers of the Company, serve as directors and officers of Summit House Restaurant & Bar, Inc.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (`SEC'') initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during the last fiscal year all officers, directors and greater than 10% beneficial owners have complied with the Section 16(a) filing requirements with the exception of one late filing with respect to one transaction by Charles P. Grenier.

                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION

     The proposed amendment to the Company's Articles of Incorporation is intended to implement provisions of the Montana Business Corporation Act which permits Montana corporations to indemnify directors, officers and employees who are made party to a legal proceeding because they were a director, officer or employee of the corporation. As amended, the Articles of Incorporation would require such indemnification `to the fullest extent permitted by applicable law.'' The proposed amendment would provide a clear and unconditional right to indemnification for all expense, liability and loss (including attorneys' fees) incurred by any of the Company's directors, officers or employees in connection with any legal, regulatory or other proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer or employee of the Company if the director, officer or employee was (i) acting in good faith, (ii) reasonably believed that his conduct was in the Company's best interest (for acts on behalf of the Company), (iii) reasonably believed that his conduct was not opposed to the Company's best interest (for acts other than on behalf of the Company), and
(iv) in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnity would not be provided in any legal proceeding brought by the Company or on its behalf, such as a shareholder derivative suit, in which the director, officer or employee was adjudged liable to the Company, or in any other proceeding in which it is adjudged that the director, officer or employee received an improper personal benefit.
     The proposed amendment would replace the current provision in the Company's Articles of Incorporation, which provides that every director, officer and employee who is made a party to a legal proceeding because they were a director, officer or employee of the Company is entitled to indemnity for all expenses and liability (including attorney's fees) incurred in the legal proceeding (including attorney's fees), unless the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. Under the current provision, if the legal proceeding is settled prior to judgment, the indemnification would apply only if the Board of Directors approves the settlement and indemnification as being in the best interest of the Company.
     The proposed amendment would also implement provisions of the Montana Business Corporation Act which permits a Montana corporation to limit the personal liability of directors and officers to the corporation and its shareholders. The amendment would not protect directors from liability for
(i) any financial benefit received by a director to which the director was not entitled, (ii) intentional infliction of harm on the Company or its shareholders, (iii) approving certain dividends or other distributions to shareholders contrary to law, or (iv) an intentional violation of criminal law. If an officer acts (i) in good faith, (ii) with the care an ordinarily prudent person in a similar position would exercise under similar circumstances and
(iii) in a manner in which the officer reasonably believes to be in the best interest of the Company, the officer would have no liability.
     The Company's Articles of Incorporation of do not now contain any provisions limiting the personal liability of directors or officers.
     The result of the proposed amendment is that a director would not be liable (including in derivative actions) to the Company or its shareholders for breaches of duties of care or loyalty, including for gross negligence and neglect of business decisions, unless the director breached one of the statutory exceptions listed above. Consequently, the directors have a personal interest in seeing the proposed amendment to the Articles of Incorporation approved.
     The Company has not received notice of any proceeding to which the proposed amendments to the Articles of Incorporation might apply. In addition, the amendments are not being proposed in response to any specific resignation, threatened resignation or refusal to serve by any director, officer or employee of the Company.
     The proposed amendment to the Articles of Incorporation is included as Exhibit A to this Proxy Statement. Approval of the amendment requires a favorable vote by the holders of a majority of the shares of common stock represented at the meeting. Any shares represented at the meeting but not voted (whether by abstention, broker non-vote, or votes withheld) have the effect of being a vote against the proposed amendment.

       BECAUSE OF ITS PERSONAL INTEREST IN THIS PROPOSAL, THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO HOW YOU SHOULD VOTE.


                              INDEPENDENT AUDITORS
     The Company's Board of Directors appointed Jordahl & Sliter to serve as the Company's independent public accountants for the fiscal year ended May 31, 1999. Jordahl & Sliter has served since 1980 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's board of directors of Jordahl & Sliter to serve as the Company's independent public accounts for the current fiscal year. A majority vote is required for ratification. If the shareholders do not ratify the selection of Jordahl & Sliter, it will not preclude the Board of Directors from retaining them to serve as the Company's independent public accountants for the current fiscal year. A representative of Jordahl & Sliter will be present at the annual meeting and will have an opportunity to make a statement if he or she desires, and to respond to appropriate questions.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF JORDAHL & SLITER AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1999.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or refrain from voting in their discretion.


                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended May 31, 1998, including audited financial statements, is being distributed with this Proxy Statement. Shareholders not receiving a copy of the 1998 Annual Report may obtain one by writing or calling Sandra Unger, Secretary of Winter Sports, Inc.,
P. O. Box 1400, Whitefish, MT 59937.  Telephone (406) 862-1900.


                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholders wishing to submit proposals for inclusion in the Company's Proxy Statement for the 1999 annual meeting of shareholders must submit such proposals so as to be received by the Company at The Big Mountain Ski Resort, P.
O. Box 1400, Whitefish, Montana 59937, on or before May 3, 1999.


                          PROXY SOLICITATION EXPENSES

     The cost of soliciting proxies, including the cost of preparing and mailing proxy materials, will be borne by the Company. The solicitation of the proxies will be made by mail, and may be made by the officers, directors or other employees of the Company without special compensation. Brokers, custodian and other similar persons will be reimbursed for reasonable expenses incurred in sending proxy materials to beneficial owners of the Company's common stock.


                                    GENERAL

     It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting. Whether or not you contemplate attending the meeting in person, we urge you to sign, date and mail the accompanying proxy AT YOUR EARLIEST CONVENIENCE. If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.

                              By order of the Board of Directors
Dated at Whitefish, Montana
September 15, 1998             Sandra K. Unger
                              Corporate Secretary



                              WINTER SPORTS, INC.
                                 P. O. BOX 1400
                            WHITEFISH, MONTANA 59937

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint Darrel R. (Bill) Martin, Calvin S. Robinson and Brian T. (Tim) Grattan, and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of Winter Sports, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held October 13, 1998, and at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

1.   Election of Directors (check only one box):

     [  ] FOR ALL NOMINEES listed below

     [  ] WITHHOLD VOTES FROM ALL NOMINEES

     [ ] WITHHOLD VOTES FROM ONE OR MORE INDIVIDUAL NOMINEES. Cross out or strike out the name(s) of the nominee(s) you do not want to vote for. Your votes will be evenly distributed among the other nominees.

NOMINEES:
--------

   Charles R. Abell            Charles P. Grenier       Darrel R.(Bill) Martin
   Brian T. (Tim) Grattan      Jerry J. James           Michael J. Muldown
   Dennis L. Green             Michael T. Jenson        Calvin S. Robinson

If no specification is made, a vote for all nominees will be entered and will be evenly distributed among such nominees. IF YOU WISH TO CAST OR ACCUMULATE YOUR VOTES IN A MANNER NOT PROVIDED FOR ON THIS PROXY, YOU MUST ATTEND THE MEETING IN PERSON OR APPOINT SOME OTHER PERSON TO ACT AS YOUR PROXY BY USE OF A WRITTEN PROXY OTHER THAN THIS PROXY.


2. To approve an amendment to the Articles of Incorporation to require indemnification of directors, officers and employees and limit the liability of all directors and officers.

     [  ]  FOR      [  ]  AGAINST    [  ]  ABSTAIN

3. To ratify the selection of Jordahl & Sliter as independent public accountants.

     [  ]  FOR      [  ]  AGAINST    [  ]  ABSTAIN

4. At their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.
     The undersigned ratifies all that said proxies or their substitutes may lawfully do by virtue thereof. The undersigned hereby revokes any proxy or proxies heretofore given for such shares.

                                   Date:                         , 1998
                                        =========================

                                   Signature
                                   Signature if held jointly

IMPORTANT: Please date and sign your name exactly as it appears on this Proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.